Exhibit 99.2

Century Aluminum Company Announces Pricing of Private Offering of $400 million of Senior Secured Notes

07/16/25

CHICAGO, July 16, 2025 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) (“Century”) announced today that it had priced its previously announced private offering (the “Secured Notes Offering”) of $400 million aggregate principal amount of 6.875% senior secured notes due July 2032 (the “Secured Notes”).

The Secured Notes will be issued at a price equal to 100.00% of their aggregate principal amount. The Secured Notes will pay interest semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026, at a rate of 6.875% per annum in cash. The Secured Notes will mature on August 1, 2032, unless earlier redeemed or repurchased. The sale of the Secured Notes is expected to close on July 22, 2025, subject to customary closing conditions. The Secured Notes will be guaranteed by Century’s domestic restricted subsidiaries (subject to certain exceptions), and Century’s obligations under the Secured Notes will be secured (subject to certain exceptions and permitted liens) by liens on substantially all of its and its subsidiary guarantors’ assets other than collateral securing Century’s indebtedness under its credit agreement and certain other excluded property.

The net proceeds from the Secured Notes Offering will be used to refinance Century’s 7.50% Senior Secured Notes due 2028 (the “2028 Notes”), to repay borrowings under Century’s credit facilities and to pay fees and expenses relating to these transactions.

The Secured Notes have been offered and will be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Secured Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Secured Notes nor shall there be any sale of Secured Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

This press release contains information about pending or anticipated transactions, and there can be no assurance that these transactions will be completed.

About Century Aluminum Company

Century Aluminum is an integrated producer of bauxite, alumina, and primary aluminum products. Century is the largest producer of primary aluminum in the United States, and also operates production facilities in Iceland, the Netherlands and Jamaica.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on Century’s current expectations and include, without limitation, statements with respect to Century’s intention to complete the offering of the Secured Notes and refinance the 2028 Notes. These forward-looking statements may be identified by the words “believe,” “expect,” “hope,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” “forecast” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” Forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved, and we do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.

INVESTOR CONTACT

Ryan Crawford

312-696-3132

MEDIA CONTACT

Tawn Earnest

614-698-6351

Source: Century Aluminum Company